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

Certificate No.  Bargain No.  Firm Code  Transfer No.  Registration Date  No. of Shares

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
ALLIANCE RESOURCES PLC                                                                         ALLICANCE RESOURCES PLC
                                                                                               -------------------------------------
(Incorporated in England under the Companies Act 1985 - No. 2532955)                           To:


This is to certify that









is/are the registered holder(s) of


                                                                                               -------------------------------------


Ordinary Shares of 40p each fully paid in ALLIANCE RESOURCES PLC, subject to the Memorandum and Articles of Association of the Company.

Given under the Securities Seal of the Company on the date shown above.                        Registrars:
                                                                                               Independent Registrars Group Limited
                                                                                               Balfour House,
                                                                                               390/398 High Road
                                                                                               Ilford, Essex IG1 1NQ
                                                                                               Telephone:  0181-6504868
          No  transfer of  the shares  (or any portion thereof)  in this  can be registered until this certificate has been  lodged with the  Company's
          Registrars  :Independent  Registrars  Group  Limited,  Balfour  House,
          390/398 High Road, Ilford, Essex IG1 1NQ
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